UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification No.)
2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of principal executive offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chairman of the Board

On January 31, 2014, Henry E. Lentz informed the Board of Directors (the “Board”) of Rowan Companies plc (the “Company”) of his intention not to stand for re-election and to retire as Chairman of the Board effective as of the end of his term which ends as of the Company’s 2014 Annual General Meeting of Shareholders (the “Annual Meeting”) on April 25, 2014 (the “Meeting Date”). The Board would like to thank Mr. Lentz for his 24 years of dedicated and loyal service to the Company.

New Executive Chairman and Lead Director Roles; CEO Transition Plans and Compensation Decisions

As previously announced, the Company’s Chief Executive Officer, W. Matt Ralls, age 64, plans to retire as of the Meeting Date and, subject to his reelection at the Annual Meeting, will assume the role of Executive Chairman of the Board as of such date. Dr. Thomas P. Burke will assume the role of Chief Executive Officer on the Meeting Date and has been nominated by the Board for election at the Annual Meeting as a director. As part of the succession transition, the Board has determined that Mr. Ralls’ extensive experience and leadership in the energy industry and as President and CEO of the Company since 2009 are invaluable and his continued role as Executive Chairman will help the Board leverage his expertise and knowledge during the transition period as Dr. Burke assumes the role of CEO. Mr. Ralls has agreed to serve as Executive Chairman for a transition period of two years until the 2016 Annual General Meeting of Shareholders, at which time he plans to retire from the Board. The Board will appoint Sir Graham Hearne to be the independent Lead Director as of the Meeting Date.

Dr. Burke, age 46, most recently served as President and Chief Operating Officer of the Company. He became Chief Operating Officer in July 2011 and was promoted to President in March 2013. Dr. Burke initially joined the Company in December 2009 to serve as President and Chief Executive Officer of LeTourneau Technologies, Inc. and served in such capacity until the sale of LeTourneau in June 2011. Prior to such time, Dr. Burke was employed by Complete Production Services, an oilfield services company, as a Division President from 2006 to 2009, and as Vice President Corporate Development from 2004 to 2006. Before joining Complete Production Services, Dr. Burke held various positions at Schlumberger and McKinsey & Company. He holds a DPhil (PhD) in Engineering Science from Trinity College, Oxford and an MBA with High Distinction from Harvard Business School.

The Compensation Committee and the Board approved the following compensation arrangements for these position changes, effective as of the Meeting Date:

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	2014 Base Salary	% Change in Base Salary	2014 AIP Target Multiple (% of Base Salary)	% Change in AIP Target Multiple	2014 LTI Target Multiple (% of Base Salary)	% Change in LTI Target Multiple
Burke CEO & President	$800,000	34%	100%	18%	450%	20%
Ralls Executive Chairman	$700,000	-26%	100%	-9%	Annual grant of restricted share units with grant date value of $3,000,000	-18%

Assuming his reelection to the Board, Mr. Ralls’ will receive restricted share units (“RSUs”) with a value of $3 million as of the Meeting Date. Such RSUs will cliff vest on the second anniversary of the grant date. Upon reelection to the Board in 2015, he will receive an additional $3 million of RSUs that will vest on the first anniversary of the grant date.

Any new equity grants will be made pursuant to the 2013 Rowan Companies plc Incentive Plan and related award agreements. Additional information regarding Mr. Ralls and Dr. Burke, as well as related compensation arrangements, may be found in the Company’s 2013 proxy statement and subsequent filings with the SEC.

Item 8.01	Other Events.

On January 31, 2014, the Board approved a regular quarterly cash dividend policy with the first payment expected in the second quarter of 2014. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit

Number	Description

99.1	Press Release, dated January 31, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2014	ROWAN COMPANIES PLC

	By:	/s/ J. Kevin Bartol
J. Kevin Bartol
Executive Vice President, Chief Financial Officer

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Index to Exhibits

Exhibit
Number	Description

99.1	Press Release, dated January 31, 2014

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